As filed with the Securities and Exchange Commission on June 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PLBY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	37-1958714
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10960 Wilshire Blvd., Suite 2200

Los Angeles, CA 90024

(310) 424-1800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ben Kohn

Chief Executive Officer

10960 Wilshire Blvd. Suite 2200

Los Angeles, CA 90024

(310) 424-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

W. Stuart Ogg	Chris Riley	Ben A. Stacke
Jones Day	General Counsel	Faegre Drinker Biddle & Reath LLP
1755 Embarcadero Road	PLBY Group, Inc.	2200 Wells Fargo Center
Palo Alto, CA 94303	10960 Wilshire Blvd., Suite 2200	90 S. Seventh Street
(650) 739-3939	Los Angeles, CA 90024	Minneapolis, MN 55402
	(310) 424-1800	(612) 776-7000

Approximate date of commencement of proposed sale to the public. As soon as practicable after this registration statement becomes effective:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-256855

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee
Shares of Common Stock, par value $0.0001 per share	828,000	$46.00	$38,088,000	$4,155.40

(1)	The 828,000 shares being registered pursuant to this Registration Statement include 108,000 additional shares of common stock that the underwriters have the option to purchase, solely to cover over-allotments, if any, and are in addition to the 4,600,000 shares of common stock the Registrant previously registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-256855).

(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933. The registrant previously paid a fee of $21,449.50 for the Registration Statement on Form S-1 (File No. 333-256855), which was declared effective on June 9, 2021.

(3)	In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $38,088,000 are hereby registered, which includes the additional shares that the underwriters have the option to purchase, solely to cover over-allotments, if any, and represents no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-256855).

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (this “462(b) Registration Statement”) is being filed pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended, for the purpose of registering an additional 828,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of PLBY Group, Inc. (the “Company”), a Delaware corporation. This 462(b) Registration Statement relates to a primary offering of shares of Common Stock contemplated by the Registration Statement on Form S-1 (File No. 333-256855), which was initially filed on June 7, 2021, and which was declared effective by the Securities and Exchange Commission on June 9, 2021 (together with its exhibits, the “Initial Registration Statement”). Pursuant to Rule 462(b), the contents of the Initial Registration Statement, including all exhibits thereto and the power of attorney related thereto, are hereby incorporated by reference into this 462(b) Registration Statement and shall be deemed part of this Rule 462(b) Registration Statement. The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

The Company is filing this 462(b) Registration Statement for the sole purpose of increasing the aggregate number of shares of Common Stock offered by 828,000 shares, which includes 108,000 additional shares that the underwriters have the option to purchase, solely to cover over-allotments, if any. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Initial Registration Statement.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits.  All exhibits filed with or incorporated by reference in the Initial Registration Statement on Form S-1 (SEC File No. 333- 256855) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Jones Day
23.1	Consent of Marcum LLP
23.2	Consent of Prager Metis CPAs LLP
23.3	Consent of Crowe LLP, independent auditor of Yandy Holdings, LLC and Subsidiary
23.4	Consent of Jones Day (included as part of Exhibit 5.1).
24.1	Power of Attorney (included in the signature page to the Initial Registration Statement, initially filed by the Registrant on June 7, 2021 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 9, 2021.

PLBY GROUP, INC.

By:	/s/ Ben Kohn
Name: Ben Kohn
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ben Kohn	Chief Executive Officer,
Ben Kohn	President and Director (Principal executive officer)	June 9, 2021

/s/ Lance Barton	Chief Financial Officer,	June 9, 2021
Lance Barton	(Principal financial officer)

*	Chief Accounting Officer,	June 9, 2021
Florus Beuting	(Principal accounting officer)

*	Chairman of the Board	June 9, 2021
Suhail Rizvi

*	Director	June 9, 2021
Suying Liu

*	Director	June 9, 2021
Tracey Edmonds

*	Director	June 9, 2021
James Yaffe

* By:	/s/ Ben Kohn
Ben Kohn
Attorney-in-fact